Exhibit 24.1

GENERAL DYNAMICS CORPORATION
POWER OF ATTORNEY
REGARDING FORM S-8 REGISTRATION STATEMENT

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Directors of GENERAL DYNAMICS CORPORATION, a Delaware corporation, hereby constitutes and appoints each of PHEBE N. NOVAKOVIC, JASON W. AIKEN and GREGORY S. GALLOPOULOS as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, or other appropriate form, and any and all amendments thereto (including, without limitation, any post-effective amendments thereto), for the purpose of registering under the Securities Act of 1933 shares registrable pursuant to, and an indeterminate amount of interests in, the General Dynamics United Kingdom Share Save Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 1st day of May, 2019.

/s/ James S. Crown	/s/ C. Howard Nye
James S. Crown	C. Howard Nye

/s/ Rudy F. deLeon	/s/ William A. Osborn
Rudy F. deLeon	William A. Osborn

/s/ Cecil D. Haney	/s/ Catherine B. Reynolds
Cecil D. Haney	Catherine B. Reynolds

/s/ Lester L. Lyles	/s/ Laura J. Schumacher
Lester L. Lyles	Laura J. Schumacher

/s/ Mark M. Malcolm	/s/ Peter A. Wall
Mark M. Malcolm	Peter A. Wall

/s/ Phebe N. Novakovic
Phebe N. Novakovic